SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): December 03, 2010

Ecologix Resource Group. Inc.

 (Exact Name Of Registrant As Specified In Charter)

DELAWARE	333-148664	98-0533882
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

9903 Santa Monica Blvd.
Suite 918
Beverly Hills, CA. 90212

(Current Address of Principal Executive Offices)

Phone number: 888-LOGIXRG

 (Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 3, 2010 the Company entered into an agreement with Michael Handelman to act as its Chief Financial officer as an independent contractor. The agreement provides that Mr. Handelman will be paid $5,000 per month of which $2,000 per month will be deferred until April 2011. Mr. Handelman will not devote his full time to the Company and may perform other services for other entities. The agreement with Mr. Handelman may be terminated by either him or the Company upon thirty days written notice.

Mr. Handelman, 51, has over 28 years of financial management experience and has provided services to Oxis International Inc. as Chief Financial Officer since March 1, 2010 and from August 2009 as a financial management consultant. Before joining Oxis, he served from November 2004 to July 2009 as Chief Financial Officer of TechnoConcepts, Inc., a developing technology and manufacturing company. Prior to that, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a California start-up manufacturing company, and from July 1999 to September 2002 as Vice President and Chief Financial Officer of Janex International, a children's toy manufacturer. Mr. Handelman was Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a $5 million National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecologix Resource Group, Inc.

By:	/s/Robert Radoff
Robert Radoff
Dated: December 17, 2010	President